EXHIBIT 3.3

STATE OF NEVADA
ROSS MILLER Secretary of State		SCOTT W. ANDERSON Deputy Secretary for Commercial Recordings
OFFICE OF THE SECRETARY OF STATE

Certified Copy
November 24, 2010

Job Number: C20101124-1329
Reference Number: 00002938340-09
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20100873573-46	Amendment 1	Pages/1 Copies

Respectfully, ROSS MILLER Secretary of State

Certified By: Chris Thomann
Certificate Number: C20101124-1329
You may verify this certificate
online at http://www.nvsos.gov/

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4620 (775) 684-6708 Website: www.nvsos.gov	Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number 20100873573-46
Filing Date and Time 11/22/2010 8:00 AM
Entity Number E0332032007-5

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:
USA Therapy, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article I - name of the corporation is changed to "China Printing & Packaging, Inc."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is majority of common stock

4. Effective date of filing:	November 22, 2010
(must not be later thati 90 days after the certificate is filed)

5. Signature: (required)

X /s/ Yongming Feng
Signature of Officer

if any proposed amendment would alter or change any preference or any relative orother right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Prall-A Revised: 3-6-09